UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2010 (November 11, 2010)

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments.

Following an unsuccessful effort by Brink’s Belgium S.A. (“Brink’s Belgium”), an indirect, wholly owned subsidiary of The Brink’s Company (the “Company”), to address a noncompetitive business structure, the Company determined that continued funding of Brink’s Belgium, which has been unprofitable for many years, would not be prudent.  As a result of the withdrawal of funding, on November 12, 2010, Brink’s Belgium filed for bankruptcy under the laws of Belgium.  On November 12, 2010, the Company concluded that a pre-tax charge of $15 million to $20 million for impairment to the Company’s investment in and loans to Brink’s Belgium was required under United States generally accepted accounting principles.  In addition, Brink’s Belgium will no longer be included in the Company’s consolidated financial results.  No significant cash expenditures are expected to result from the bankruptcy or the impairment.  The Company has obtained appropriate waivers in connection with the bankruptcy to ensure that the Company remains compliant with the terms of its credit facilities.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2010, pursuant to the Company’s 2005 Equity Incentive Plan, the Compensation and Benefits Committee of the Board of Directors (the “Board”) of the Company approved the following grants of restricted stock unit awards (“RSUs”) to the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K) as partial compensation for the substantial reduction in future perquisites for these individuals:  Michael T. Dan, 5,797 RSUs; Joseph W. Dziedzic, 845 RSUs; Frank T. Lennon, 6,564 RSUs; McAlister C. Marshall, II, 1,152 RSUs; and Matthew A. P. Schumacher, 1,152 RSUs.

The RSUs vest in approximately equal increments over a three-year period, beginning on the first anniversary of the grant date.  The RSUs will settle in shares of Company common stock on a one-for-one basis upon the satisfaction of the vesting requirements.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2010 and effective as of such date, the Board approved an amendment to Article VI of the Bylaws of the Company to reflect a change to a committee name from the Finance Committee to the Finance and Strategy Committee.  The amended and restated Bylaws are filed as Exhibit 3(ii) hereto.

Item 7.01.	Regulation FD Disclosure.

On November 12, 2010, the Company issued a press release announcing its exit of the cash handling market in Belgium.  The release is furnished as Exhibit 99.1 hereto.

Item 9.01.		Financial Statements and Exhibits.

(d)	Exhibits

	3(ii)	Bylaws of The Brink’s Company, as amended and restated through November 12, 2010.

	99.1	Press Release, dated November 12, 2010, issued by The Brink’s Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: November 15, 2010	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II
Vice President

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

3(ii)	Bylaws of The Brink’s Company, as amended and restated through November 12, 2010.

99.1	Press Release, dated November 12, 2010, issued by The Brink’s Company.